SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2004

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-9875	13-1337610
(Commission File Number)	(IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina 27893

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (252) 291-5507

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Standard Commercial Corporation dated June 3, 2004 announcing its operating and financial results for the fiscal year ended March 31, 2004 (as amended).

Item 12. Results of Operations and Financial Condition.

On June 3, 2004, Standard Commercial Corporation issued a press release announcing its operating and financial results for the fiscal year ended March 31, 2004. The balance sheet contained in that press release contained incorrect numbers due to the incorrect recording of the additional minimum pension liability amount provided to the company by its pension plan actuaries, resulting in the following overstated or understated line items:

STANDARD COMMERCIAL CORPORATION

Consolidated Balance Sheet

March 31, 2004 (In Thousands)

	Incorrect Amount	(Overstatement)/ Understatement	Correct Amount
ASSETS
Receivables	$202,686	$(6,005)	$196,681
Current assets	$624,155	$(6,005)	$618,150

TOTAL ASSETS	$846,019	$(6,005)	$840,014

LIABILITIES

Taxes accrued	$12,859	$(1,161)	$11,698
Current liabilities	$452,459	$(1,161)	451,298

Retirement and other benefits	$14,348	$6,005	$20,353
Deferred income taxes	$1,594	$(1,160)	$434
Total liabilities	$605,266	$3,684	$608,950

SHAREHOLDERS’ EQUITY

Accumulated other comprehensive loss	$(18,305)	$(9,689)	$(27,994)
Total shareholders’ equity	$238,753	$(9,689)	$229,064
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$846,019	$(6,005)	$840,014

In addition, the amount of total depreciation and amortization expense for fiscal 2003 and 2002, as reported in the press release, have been reclassified for conformity with the current fiscal year presentation, with no effect on reported results of operations or equity.

A copy of the press release, as amended to include the correct numbers, is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

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The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date: June 14, 2004	/s/ Robert A. Sheets
Robert A. Sheets,
Vice President and Chief Financial Officer

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